Exhibit 23


            Independent Registered Public Accounting Firm's Consent

     We consent to the incorporation by reference in Registration Statement Nos. 333-116001, 333-94491, 033-77554 and 333-67726 of Valpey-Fisher Corporation
(formerly known as MATEC Corporation) on Form S-8, of our report dated February 10, 2005, appearing in and incorporated by reference in this Annual Report on Form 10-K of Valpey-Fisher Corporation and Subsidiaries for the year ended December 31, 2004.


/s/ Grant Thornton LLP

Boston, Massachusetts
March 25, 2005